Exhibit 99.1

99 CENTS ONLY STORES REPORTS THIRD QUARTER AND THE FIRST THREE QUARTERS OF FISCAL 2014 RESULTS

Third Quarter Fiscal 2014 Highlights:

•                  Net sales increased by 11% to $487.9 million

•                  Same-store sales increased by 3.0%

•                  11 net new stores opened

•                  Net loss was $19.3 million

•                  Adjusted EBITDA(1) was $52.6 million and Adjusted EBITDA margin was 10.8%

CITY OF COMMERCE, California — February 11, 2014 — 99 Cents Only Stores LLC (the “Company”) announced its financial results for the third quarter and the first three quarters of fiscal 2014 ended December 28, 2013.

Financial Results

For the third quarter of fiscal 2014, the Company’s net sales increased $48.4 million, or 11.0%, to $487.9 million, compared to $439.5 million for the third quarter of fiscal 2013.  Same-store sales increased 3.0%, calculated on a comparable 13-week period.  Net loss was $19.3 million for the third quarter of fiscal 2014, compared to net income of $12.7 million for the third quarter of fiscal 2013.  Net loss as a percentage of total sales was (4.0)% for the third quarter of fiscal 2014, compared to net income of 2.9% for the third quarter of fiscal 2013. Adjusted EBITDA was $52.6 million in the third quarter of fiscal 2014, compared to $51.0 million in the third quarter of fiscal 2013. Adjusted EBITDA margin was 10.8% compared to 11.6% over the same period.

For the first three quarters of fiscal 2014, the Company’s net sales increased $131.9 million, or 10.7%, to $1.37 billion, compared to $1.23 billion for the first three quarters of fiscal 2013.  Same-store sales increased 3.9%, calculated on a comparable 39-week period.  Net loss was $10.6 million for the first three quarters of fiscal 2014, compared to net income of $8.0 million for the first three quarters of fiscal 2013.  Net loss as a percentage of total sales was (0.8)% for the first three quarters of fiscal 2014, compared to net income of 0.6% for the first three quarters of fiscal 2013.  Adjusted EBITDA was $113.6 million for the first three quarters of 2014, compared to $122.0 million for the first three quarters of 2013.  Adjusted EBITDA margin was 8.3% compared to 9.9% over the same period in fiscal 2013.

(1)              EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are considered “non-GAAP financial measures” under the Securities and Exchange Commission regulations.  The definitions of, an explanation of how and why the Company uses, and a reconciliation to the most directly comparable GAAP measure of, these non-GAAP measures are included in this press release.

“We are pleased with the continued positive sales momentum in our business as well as with the volume of foot traffic at our stores. Our results were positively impacted by our efforts to improve our product costs as part of a shift toward higher margin seasonal and general merchandise,” stated Stéphane Gonthier, CEO of 99 Cents Only Stores LLC.  “In terms of the charges we have recorded this quarter, we are actively working toward improving our SG&A and inventory management processes. We are excited to roll out several new changes to the appearance of our stores in order to improve customer experience and drive sales growth. We look forward to further discussing our strategy and results on today’s earnings release conference call.”

Store Openings

During the third quarter of fiscal 2014, the Company opened 11 net new stores.  As of the end of the third quarter of fiscal 2014, the Company operated 340 stores, an increase of 10.0% in store count over last year.

The Company to date has opened 24 net new stores in the first three quarters of fiscal 2014.

Q3 FY14 Accounting Items

During the third quarter of fiscal 2014, the Company’s gross margin and net income were negatively impacted by an increase in excess and obsolescence reserve, based on new merchandising plans and direction. The Company recorded a charge to cost of sales and corresponding reduction in inventory of approximately $9.6 million.  This charge is added back in calculating Adjusted EBITDA.

Additionally, during the third quarter of fiscal 2014, the Company’s operating expenses and net income were negatively impacted by a charge that increased workers’ compensation liability by $38.1 million, primarily as a result of recent significant increases in severity of legacy claims, as well as severance and other charges of $4.3 million relating to the previously disclosed reduction in force at the Company’s corporate office.  These charges are added back in calculating Adjusted EBITDA.

Change in Fiscal Year

As previously announced on Form 8-K, on December 16, 2013, the Company’s Board of Directors approved a resolution changing the end of the Company’s fiscal year. Prior to the change, the Company’s fiscal year ended on the Saturday closest to the last day of March.  The Company’s new fiscal year end is the Friday closest to the last day of January, with each successive quarterly period ending the Friday closest to the last day of April, July, October or January, as applicable. The Company’s Quarterly Report on Form 10-Q for the quarter ended December 28, 2013 will be the last interim filing under the old fiscal year.

The Company is changing its fiscal year to end in January in order to be in line with its peers in the retail industry.  In addition, the Company has aligned its payroll work week with its fiscal calendar. The Company’s payroll work week now begins on Saturday and ends on Friday.  Starting the workweek on Saturday will allow the Company to better plan its in-store labor and should help improve labor productivity in the future.

CONFERENCE CALL DETAILS

The Company’s conference call to discuss its third quarter and first three quarters of fiscal 2014 ended December 28, 2013 and the other matters described in this release is scheduled for Tuesday, February 11, 2014 at 8:00 a.m. Pacific time (11:00 p.m. Eastern time).

The live Third Quarter Fiscal 2014 Earnings call can be accessed by dialing (800) 446-1671 from the U.S.A., or (847) 413-3362 from international locations, and entering confirmation code 36613278.  Please phone in approximately 9 minutes before the call is scheduled to begin and hold for an operator to assist you.  Please inform the operator that you are calling in for 99 Cents Only Stores’ Third Quarter Fiscal 2014 Earnings Release conference call, and be prepared to provide the operator with your name, company name, and position, if requested.  A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, February 25, 2014, by dialing (888) 843-7419 from the U.S.A., or (630) 652-3042 from international locations, and entering confirmation code 36613278#.

A copy of this earnings release and any other financial and statistical information about the period to be presented in the conference call will be available prior to the call at the section of the Company’s website entitled “Investor Relations” at www.99only.com.

Non-GAAP Financial Measures

The Company defines EBITDA as net income before interest expense (income) and other financial costs, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA for the relevant period as adjusted by the following amounts: non-cash adjustments to reserve balances, stock-based compensation, fees and expenses related to the Merger, legal settlements, non-ordinary course store closures, and other non-cash or one-time items.  Adjusted EBITDA margin is Adjusted EBITDA divided by total sales.  Adjusted EBITDA and Adjusted EBITDA margin as presented herein, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”). The Company’s management uses EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to assess its performance and that of its competitors. In addition, Adjusted EBITDA is used to determine the Company’s compliance and ability to take certain actions under the covenants contained in the Company’s debt instruments. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of the Company’s financial performance under GAAP and should not be considered in isolation or as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP, as measures of operating performance or operating cash flows or as measures of liquidity.

Merger and Conversion to LLC

On January 13, 2012, 99¢ Only Stores was acquired by affiliates of Ares Management LLC and Canada Pension Plan Investment Board and the Gold-Schiffer family.  The acquisition is referred to as the “Merger.” Effective October 18, 2013, 99¢ Only Stores converted from a California corporation to a California limited liability company, 99 Cents Only Stores LLC.  The term the “Company” refers to 99¢ Only Stores and its consolidated subsidiaries prior to the conversion date and to 99 Cents Only Stores LLC and its consolidated subsidiaries on or after the conversion date.

For further information:

Frank Schools

Senior Vice President, Chief Financial Officer and Treasurer

(323) 881-1293

Frank.schools@99only.com

The following tables reconcile EBITDA and Adjusted EBITDA to net (loss) income for the periods indicated:

	For the Third Quarter Ended
	December 28, 2013	December 29, 2012
	(In thousands)
	(Unaudited)

Net (loss) income	$(19,274)	$12,692
Interest expense, net	15,158	14,718
(Benefit) provision for income taxes	(18,054)	6,853
Depreciation and amortization	16,566	14,732
EBITDA	$(5,604)	$48,995
Accrual adjustments (a)	(319)	244
Stock-based compensation (b)	(697)	835
Merger expenses (c)	—	12
Legal reserve adjustment (d)	2,900	—
Workers’ compensation adjustment (e)	38,088	—
Texas lease termination costs (f)	—	73
Purchase accounting effect on leases (g)	487	373
Loss on extinguishment of debt (h)	4,391	—
CEO and other executive related expenses (i)	204	—
Restructuring charges (j)	4,264	—
Inventory adjustments (k)	9,591	—
Other (l)	(729)	505
Adjusted EBITDA	$52,576	$51,037

(a)         Represents non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense (credit) incurred in connection with various stock-based compensation plans in which certain Company employees have participated, and former executive put rights adjustment.

(c)          Represents professional fees incurred in connection with the Merger.

(d)         Represents legal reserves adjustment.

(e)          Represents workers’ compensation accrual adjustment.

(f)           Represents expenses related to the non-ordinary course termination of leases for stores previously closed in Texas.

(g)          Represents purchase accounting effect on rent revenue and rent expense.

(h)         Represents loss on extinguishment of debt from the repricing of the first lien term loan facility in the third quarter of fiscal 2014.

(i)             Represents CEO and other expenses related to executives and the repurchase of shares from the Gold/Schiffer Family.

(j)            Represents restructuring charges related to the October 2013 reduction in force.

(k)         Represents charges related to excess and obsolescence reserve.

(l)             Represents the following non-cash or other charges and income: (a) for all periods, amortization of gain related to sale-leaseback arrangements; (b) for all periods, net gain/loss on the sale of non-core assets; (c) for fiscal 2013, charge related to interest hedging loss; (d) for fiscal 2013, realized losses on disposition of investments; (e) for fiscal 2014, inventory project related expenses and real estate related fees; (f) for fiscal 2014, debt related expenses; (g) for fiscal 2014, conversion to LLC; (h) for fiscal 2014, general liability related expenses.

The following tables reconcile EBITDA and Adjusted EBITDA to net (loss) income for the periods indicated:

	For the First Three Quarters Ended
	December 28, 2013	December 29, 2012
	(In thousands)
	(Unaudited)

Net (loss) income	$(10,643)	$8,011
Interest expense, net	45,005	45,573
(Benefit) provision for income taxes	(25,178)	4,279
Depreciation and amortization	48,461	43,298
EBITDA	$57,645	$101,161
Accrual adjustments (a)	(1,100)	(806)
Stock-based compensation (b)	(6,015)	2,428
Merger expenses (c)	—	521
Legal reserve adjustment (d)	2,900	—
Workers’ compensation adjustment (e)	38,088	—
Texas lease termination costs (f)	(564)	283
Purchase accounting effect on leases (g)	1,234	1,154
Loss on extinguishment of debt (h)	4,391	16,346
CEO signing bonus and other executive related expenses (i)	1,683	—
Restructuring charges (j)	4,264	—
Inventory adjustments (k)	9,591	—
Other (l)	1,490	934
Adjusted EBITDA	$113,607	$122,021

(a)         Represents non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense (credit) incurred in connection with various stock-based compensation plans in which certain Company employees have participated, and former executive put rights adjustment.

(c)          Represents professional fees incurred in connection with the Merger.

(d)         Represents legal reserves adjustment.

(e)          Represents workers’ compensation accrual adjustment.

(f)           Represents expenses (credits) related to the non-ordinary course termination of leases for stores previously closed in Texas.

(g)          Represents purchase accounting effect on rent revenue and rent expense.

(h)         Represents loss on extinguishment of debt from the repricing of the first lien term loan facility in first quarter of fiscal 2013 and third quarter of fiscal 2014.

(i)             Represents CEO signing bonus, other expenses related to executive and the repurchase of shares from the Gold/Schiffer Family.

(j)            Represents restructuring charges related to the October 2013 reduction in force.

(k)         Represents charges related to excess and obsolescence reserve.

(l)             Represents the following non-cash or other charges and income: (a) for all periods, amortization of gain related to sale-leaseback arrangements; (b) for all periods, net gain/loss on the sale of non-core assets; (c) for fiscal 2013, charge related to interest hedging loss; (d) for fiscal 2013, realized losses on disposition of investments; (e) for fiscal 2014, inventory project related expenses and real estate related fees; (f) for fiscal 2014, debt related expenses; (g) for fiscal 2014, conversion to LLC; (h) for fiscal 2014, general liability related expenses.

99 CENTS ONLY STORES LLC

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 28, 2013	March 30, 2013
	(Unaudited)
ASSETS
Current Assets:
Cash	$43,569	$45,476
Accounts receivable, net of allowance for doubtful accounts of $107 and $84 at December 28, 2013 and March 30, 2013, respectively	1,848	1,851
Income taxes receivable	28,692	3,969
Deferred income taxes	35,845	33,139
Inventories, net	195,699	201,601
Assets held for sale	1,680	2,106
Other	17,530	16,370
Total current assets	324,863	304,512
Property and equipment, net	481,829	476,051
Deferred financing costs, net	18,809	21,016
Intangible assets, net	466,803	471,359
Goodwill	479,745	479,745
Deposits and other assets	6,046	4,554
Total assets	$1,778,095	$1,757,237

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$59,138	$50,011
Payroll and payroll-related	27,555	17,096
Sales tax	8,461	7,200
Other accrued expenses	32,144	29,695
Workers’ compensation	73,602	39,498
Current portion of long-term debt	6,138	8,567
Current portion of capital lease obligation	88	83
Total current liabilities	207,126	152,150
Long-term debt, net of current portion	850,669	749,758
Unfavorable lease commitments, net	12,025	14,833
Deferred rent	12,426	4,823
Deferred compensation liability	1,142	1,153
Capital lease obligation, net of current portion	205	271
Long-term deferred income taxes	188,619	186,851
Other liabilities	6,131	8,428
Total liabilities	1,278,343	1,118,267
Commitments and contingencies
Member’s Equity:
Preferred stock, no par value — authorized, 1,000 shares; no shares issued or outstanding at March 30, 2013	—	—
Common stock $0.01 par value — Class A authorized, 1,000 shares; issued and outstanding, 100 shares and Class B authorized, 1,000 shares; issued and outstanding, 100 shares at March 30, 2013	—	—
Additional paid-in capital	—	654,424
Common units — 100 units issued and outstanding at December 28, 2013	545,116	—
Investment in Number Holdings, Inc. preferred stock	(19,200)	—
Accumulated deficit	(24,845)	(14,202)
Other comprehensive loss	(1,319)	(1,252)
Total equity	499,752	638,970
Total liabilities and equity	$1,778,095	$1,757,237

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the Third Quarter Ended		For the First Three Quarters Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Net Sales:
99¢ Only Stores	$475,425	$427,102	$1,327,914	$1,198,131
Bargain Wholesale	12,494	12,388	37,794	35,672
Total sales	487,919	439,490	1,365,708	1,233,803
Cost of sales (excluding depreciation and amortization expense shown separately below)	301,371	264,231	845,168	750,832
Gross profit	186,548	175,259	520,540	482,971
Selling, general and administrative expenses:
Operating expenses	187,761	126,012	458,504	365,145
Depreciation	16,120	14,290	47,131	41,973
Amortization of intangible assets	446	442	1,330	1,325
Total selling, general and administrative expenses	204,327	140,744	506,965	408,443
Operating (loss) income	(17,779)	34,515	13,575	74,528
Other (income) expense:
Interest income	(1)	(29)	(16)	(288)
Interest expense	15,159	14,747	45,021	45,861
Loss on extinguishment of debt	4,391	—	4,391	16,346
Other	—	252	—	319
Total other expense, net	19,549	14,970	49,396	62,238
(Loss) income before provision for income taxes	(37,328)	19,545	(35,821)	12,290
(Benefit) provision for income taxes	(18,054)	6,853	(25,178)	4,279
Net (loss) income	$(19,274)	$12,692	$(10,643)	$8,011

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the First Three Quarters Ended
	December 28, 2013	December 29, 2012

Cash flows from operating activities:
Net (loss) income	$(10,643)	$8,011
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	47,131	41,973
Amortization of deferred financing costs and accretion of OID	3,280	3,138
Amortization of intangible assets	1,330	1,325
Amortization of favorable/unfavorable leases, net	423	137
Loss on extinguishment of debt	4,391	16,346
(Gain) loss on disposal of fixed assets	(366)	681
(Gain) loss on interest rate hedge	(97)	719
Excess tax benefit from share-based payment arrangements	(138)	—
Deferred income taxes	(893)	781
Stock-based compensation	(6,015)	2,428
Changes in assets and liabilities associated with operating activities:
Accounts receivable	3	1,700
Inventories	5,902	(24,940)
Deposits and other assets	(2,031)	(3,167)
Accounts payable	7,989	11,439
Accrued expenses	14,169	(2,395)
Accrued workers’ compensation	34,104	(1,491)
Income taxes	(24,723)	(7,372)
Deferred rent	7,603	3,455
Other long-term liabilities	(2,630)	(104)
Net cash provided by operating activities	78,789	52,664
Cash flows from investing activities:
Purchases of property and equipment	(52,768)	(44,428)
Proceeds from sale of property and fixed assets	1,470	12,044
Purchases of investments	—	(1,525)
Proceeds from sale of investments	—	4,372
Net cash used in investing activities	(51,298)	(29,537)
Cash flows from financing activities:
Investment in Number Holdings, Inc. preferred stock	(19,200)	—
Dividend paid	(95,512)	—
Payment of debt	(4,639)	(3,928)
Payments of capital lease obligation	(61)	(58)
Payment of debt issuance costs	(2,343)	(11,230)
Payments to cancel stock options of Number Holding, Inc.	(7,781)	—
Proceeds from debt	100,000	—
Excess tax benefit from share-based payment arrangements	138	—
Net cash used in financing activities	(29,398)	(15,216)
Net (decrease) increase in cash	(1,907)	7,911
Cash - beginning of period	45,476	27,766
Cash - end of period	$43,569	$35,677

*                         *                         *                         *                         *

Founded in 1982, the Company operates 343 extreme value retail stores with 245 in California, 46 in Texas, 34 in Arizona and 18 in Nevada as of February 11, 2014. The Company is an extreme value retailer of consumable and general merchandise and seasonal products.   For more information, visit www.99only.com.

Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2013.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.